UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2019

Gaming and Leisure Properties, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2019, the Board of Directors (the “Board”) of Gaming and Leisure Properties, Inc. (the “Company”) appointed Ms. Carol (“Lili”) Lynton as a new independent member of the Board, effective immediately. The appointment follows the Company’s previous disclosure that the Nominating and Corporate Governance Committee of the Board has been working with an executive search firm to identify and appoint a new member of the Board to diversify the Board’s composition as it relates to gender, race, ethnicity and age diversity. The appointment of Ms. Lynton to the Board brings the total number of directors to seven, six of which are independent members. Ms. Lynton will hold the directorship until the Company’s next annual meeting of shareholders or until her successor is duly elected and qualified or until her earlier death, disqualification, resignation or removal.

Ms. Lynton is the co-founder and operating partner of The Dinex Group, which operates 17 Daniel Boulud branded restaurants. Prior to forming Dinex, she co-founded Telebank, an internet banking pioneer which was acquired by E*Trade in 1999. Since 1987, she has also served as Chief Investment Officer of HD American Trust, a family investment office formed in 1987, which invests actively across a broad range of asset classes. At HD American Trust, Ms. Lynton is responsible for selection of asset managers, asset allocation, liquidity and leverage parameters with direct management responsibility for the firm’s venture capital and real estate portfolio. From 1987 through 1990, Ms. Lynton was an investment analyst at financial services company, Sanford C. Bernstein, and from 1983 through 1985 she was a mergers and acquisition analyst at Lehman Brothers. Ms. Lynton is currently a Director of El Pollo Loco Holdings, Inc. and serves as a Trustee, Audit Committee Chair of CIM RACR (a Securities and Exchange Commission-registered Interval Fund). She also serves on the Advisory Board, The Hamilton Project, a division of the Brookings Institution, which develops proposals for a more equitable and robust U.S. economy; as Trustee, East Harlem Tutorial Program (afterschool service provider) and East Harlem Scholars Academy (operates six charter schools); and Trustee of the Guggenheim Foundation (awards 175 annual Guggenheim Fellowships). Ms. Lynton is a graduate of Harvard College (1983) and Harvard Business School (1987).

The Board determined that Ms. Lynton is an “independent director” within the meaning of the Nasdaq Global Select Market. There are no arrangements or understandings between Ms. Lynton and any other person pursuant to which she was appointed. There are also no family relationships between Ms. Lynton and any director or executive officer of the Company, and Ms. Lynton does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Lynton’s appointment to the Board, the Compensation Committee of the Board recommended and the Board approved that the Company pay to Ms. Lynton $115,000 in cash, restricted stock or a combination of cash and restricted stock, at the option of Ms. Lynton, and also $175,000 in restricted stock, in each case, with such restricted stock vesting quarterly, effective for the fiscal year 2020, in accordance with the terms of the Company’s form of Board restricted stock award agreement under the Company’s 2013 Amended and Restated Long-Term Incentive Compensation Plan.

Item 7.01. Regulation FD Disclosure.

A copy of the press release, dated December 27, 2019, announcing the appointment of Ms. Lynton as the new independent director of the Company, is filed as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

The press release is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Gaming and Leisure Properties, Inc. Press Release, dated December 27, 2019.

104	The cover page from the Company's Current Report on Form 8-K, dated December 27, 2019, formatted in Inline XBRL.

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2020	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Steven T. Snyder
	Name:	Steven T. Snyder
	Title:	Chief Financial Officer

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